EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of WaveDancer, Inc. (formerly Information Analysis Incorporated) of our report dated March 31, 2021, on our audits of the financial statements of WaveDancer, Inc. as of December 31, 2020 and 2019 and for the years then ended, which report is included in WaveDancer, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ CohnReznick LLP

Tysons, Virginia

January 10, 2022